EXHIBIT 10.37

                   AMENDED AND RESTATED SERVICING AGREEMENT

      This Amended and Restated Servicing Agreement dated as of October 30, 1996, is between F.I.R.C., Inc., a Delaware corporation ("FIRC"), and General Electric Capital Corporation, as Servicer ("Servicer").

                                    ARTICLE I

                                  INTRODUCTION

      Contemporaneously with the execution of this Agreement, FIRC has entered into an Amended and Restated Credit Agreement of even date herewith among FIRC, the Agent (as defined therein) and the Banks (as defined therein) and, in connection therewith, FIRC and the Servicer desire hereby to amend and restate that certain Servicing Agreement between them dated as of October 16, 1992, as amended by the First Amendment to Servicing Agreement dated as of November 4, 1993, as further amended by the Second Amendment to Servicing Agreement dated as of March 1, 1994, and as further amended by the Third Amendment to Servicing Agreement dated as of June 1, 1995;

      NOW THEREFORE, for and in consideration of the premises and the mutual covenants herein set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, FIRC and the Servicer hereby agree as follows:

                                   ARTICLE II
                                   DEFINITIONS
SECTION 2.01. DEFINITIONS.
     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      "AGREEMENT" means this Amended and Restated Servicing Agreement, as the same may be amended, restated, modified, renewed or extended from time to time.

      "ALPI INSURANCE" means the policy or policies of insurance covering each of the underlying installment sales contracts held by FIRC issued by (i) National Union Fire Insurance

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      Company of Pittsburgh, Pa., or (ii) Agricultural Excess and Surplus
      Insurance Company in the forms attached hereto as Exhibits "A" and "A-1", respectively.

      "AMOUNT FINANCED" with respect to a Receivable means the amount advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

      "ANNUAL PERCENTAGE RATE" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable.

      "BANKS" means the financial institutions listed on the signature pages of the Credit Agreement and any financial institutions that may hereafter become a party thereto in accordance with the provisions thereof.

      "BUSINESS DAY" means any day other than a Saturday, a Sunday, or a day on which banking institutions in Dallas, Texas or the State of the location of the Corporate Trust Office shall be authorized or obligated by law, executive order, or governmental decree to be closed.

      "COLLATERAL ACCOUNT" means the account referred to in Section 5.01.

      "COLLATERAL AGENT" means, initially, Texas Commerce Bank National Association, as collateral agent and any successor collateral agent appointed pursuant to Section 19 of the Security Agreement.

      "COLLATERAL AGENT OFFICER" means the chairman or vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board or directors, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller and any assistant controller or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

      "COLLECTION PERIOD" means a calendar month, which shall end on the respective Determination Date for such calendar month.

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      "CORPORATE TRUST OFFICE" means the office of the Collateral Agent at which its corporate trust business shall be administered, which office at the date of this Agreement is located at:

                  Texas Commerce Bank National Association
                  600 Travis, 8th Floor
                  Houston, Texas 77002
                  Attention:        Vice President,
                                    Corporate Trust Department

      "CREDIT AGREEMENT" means the Amended and Restated Credit Agreement dated as of October 30, 1996, among FIRC, the Banks and the Loan Agent, individually and as agent for the Banks.

      "CREDIT INSURANCE" means the ALPI Insurance, GAP Insurance and VSI Insurance covering the Receivables issued in the name of FIRC with the Loan Agent named as an additional insured for the ratable benefit of the Banks.

      "DEALER" means the dealer who sold a Financed Vehicle and who originated and assigned the related Receivable to First Investors under an existing agreement between such dealer and First Investors.

      "DETERMINATION DATE" means the last day of each calendar month.

      "EFFECTIVE TIME" means the time at which the purchase of any Receivable by FIRC from First Investors shall be effective in accordance with the terms of the Purchase Agreement.

      "ELIGIBLE SERVICER" means any established institution, having a consolidated net worth of not less than $100,000,000 or the accounts of which are consolidated for financial accounting purposes with any established institution having such a consolidated net worth and whose regular business shall include the servicing of automotive receivables.

      "FACILITY" means the $55,000,000 revolving credit facility created and evidenced by the Credit Agreement.

      "FINANCED AMOUNT" means, with respect to any Receivable included in a Loan Package delivered to the Servicer pursuant to Section 3.04(a), the outstanding principal balance thereof at the date of delivery as reflected by the original sales contract/security agreement included in the corresponding Receivable File.

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      "FINANCED VEHICLE" means an automobile or light-duty truck, together with all accessions thereto, securing an Obligor's indebtedness under the related Receivable.

      "FIRST INVESTORS" means First Investors Financial Services, Inc., a Texas corporation.

      "FIRC" means F.I.R.C., Inc., a Delaware corporation.

      "FIRC EVENT OF DEFAULT" means an event specified in Section 8.02.

      "GAP INSURANCE" means the policy or policies of insurance issued by Agricultural Excess and Surplus Insurance Company in the form attached hereto as Exhibit "A-2".

      "LIEN" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind other than tax liens, mechanics' liens, and any liens which attach to a Receivable by operation of law.

      "LIQUIDATED RECEIVABLE" means any Receivable liquidated by the Servicer through sale of the Financed Vehicle or otherwise.

      "LIQUIDATION PROCEEDS" means the monies collected from whatever source, during the respective Collection Period, on a Liquidated Receivable (including, without limitation, all proceeds from the Credit Insurance) net of the sum of any out-of-pocket amounts expended by the Servicer (regardless of whether or not reimbursable under the related insurance policy) plus any amounts required by law to be remitted to the Obligor.

      "LOAN AGENT" shall mean NationsBank of Texas, N.A., as agent for the Banks under the Credit Agreement.

      "LOAN PACKAGE" shall have the meaning ascribed to it in Section
      3.04(a).

      "OBLIGOR" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle or any other Person who owes payments under the Receivable.

      "OFFICER'S CERTIFICATE" means a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or any assistant treasurer or any assistant controller of FIRC, First Investors, or a Servicing Employee of the Servicer, as appropriate.

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      "OPINION OF COUNSEL" means a written opinion of counsel who may but need not be counsel to FIRC or the Servicer, which counsel shall be acceptable to the Collateral Agent and which opinion of counsel shall, in addition to the addressee specified, be addressed to the Collateral Agent.

      "PERSON" means any individual, corporation (including a business trust), estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity, or government or any agency or political subdivision thereof.

      "PRECOMPUTED RECEIVABLE" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method of calculating monthly actuarial receivables.

      "PURCHASE AGREEMENT" means the Amended and Restated Purchase Agreement dated as of October 30, 1996 relating to the purchase by FIRC from First Investors of the Receivables.

      "PURCHASE AMOUNT" means the amount, as of a Determination Date, required to prepay in full the respective Receivable under the terms thereof including interest to the end of the month of purchase. In the event a Receivable is liquidated through payment by FIRC or repurchased by First Investors pursuant to Section 3.02, the Purchase Amount shall include any out-of-pocket expenses which are otherwise reimbursable hereunder.

      "PURCHASED RECEIVABLE" means a Receivable (i) purchased as of the respective Determination Date by the Servicer pursuant to Section 4.07 or
      (ii) liquidated through payment by FIRC or repurchased by First Investors as of the respective Determination Date pursuant to Section 3.02.

      "RECEIVABLE" means any retail installment sales contract which has been purchased by FIRC pursuant to the Purchase Agreement and is pledged as collateral for the Facility pursuant to the terms of the Credit Agreement and the Security Agreement.

      "RECEIVABLE FILES" means the documents specified in Section 3.03.

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      "SCHEDULED PAYMENTS" on a Precomputed Receivable means that portion of the payment required to be made by the Obligor during the respective
      Collection Period sufficient to amortize the principal balance over the term of the Receivable and to provide interest at the APR.

      "SECURITY AGREEMENT" means the Amended and Restated Collateral Security Agreement dated October 30, 1996 among FIRC, the Collateral Agent, the Loan Agent and the Banks whereby, among other things, in order to secure the payment of its borrowings under the Facility, FIRC has granted to the Collateral Agent a first priority security interest in and to, among other things, the Receivables and the Collateral Account.

      "SERVICER" means General Electric Capital Corporation as the servicer of the Receivables, and each successor to General Electric Capital Corporation (in the same capacity) pursuant to Section 7.03 or 8.03.

      "SERVICER EVENT OF DEFAULT" means an event specified in Section 8.01.

      "SERVICER'S CERTIFICATE" means a certificate completed and executed on behalf of the Servicer by a Servicing Employee of the Servicer pursuant to
      Section 4.09.

      "SERVICING EMPLOYEE" means any employee of the Servicer involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing employees furnished to FIRC and the Collateral Agent by the Servicer, as such list may from time to time be amended.

      "SERVICING FEE" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to
      Section 4.08.

      "SIMPLE INTEREST METHOD" means the method of allocating a fixed level payment to principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest multiplied by the unpaid principal balance multiplied by the period of time elapsed since the preceding payment of interest was made.

      "SIMPLE INTEREST RECEIVABLE" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

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      "STATE" means any state or commonwealth of the United States of
      America, or the District of Columbia.

      "SUB-SERVICER" means any Person appointed by the Servicer as a sub-servicer pursuant to Section 4.12.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the respective jurisdiction.

      "VSI INSURANCE" means the policy or policies of insurance underwritten by Agricultural Excess and Surplus Insurance Company in the form attached hereto as Exhibit "A-2".

SECTION 2.02. USAGE OF TERMS.

     With respect to all terms in this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography, and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

                                   ARTICLE III
                                 THE RECEIVABLES

SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF FIRC.

     FIRC makes the following representations and warranties as to the Receivables on which the Servicer may rely in accepting the responsibilities of Servicer hereunder. Such representations and warranties speak (i) as of the execution and delivery of this Agreement, but shall survive such execution and delivery, and (ii) as of the Effective Time of the sale of each Receivable to FIRC under the Purchase Agreement.

            (i) CHARACTERISTICS OF RECEIVABLES. Each Receivable (a) shall have been originated in the United States of America, shall have been fully and properly executed by the parties thereto, shall have been purchased by FIRC from First Investors and shall have been validly assigned to FIRC;
      (b) shall have created a valid, subsisting and enforceable first priority security interest in favor of First Investors in the

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      Financed Vehicle, which security interest has been assigned by First
      Investors to FIRC, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security,
      (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, (e) is an "Eligible Loan" as defined in the policy of ALPI Insurance covering the Receivables, and (f) in the case of a Precomputed Receivable, shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the principal balance and includes a full month's interest, in the month of prepayment, at the Annual Percentage Rate.

            (ii) COMPLIANCE WITH LAW. Each Receivable and the sale of the Financed Vehicle complies with all requirements of applicable federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection-Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Texas Consumer Credit Code and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

            (iii) BINDING OBLIGATION. Each Receivable shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

            (iv) NO GOVERNMENT OBLIGOR. None of the Receivables shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State.

            (v) SECURITY INTEREST IN FINANCED VEHICLE. Immediately prior to the sale, assignment, and transfer thereof under the Purchase Agreement, each Receivable shall be secured by a validly perfected first priority Lien and security interest in the Financed Vehicle in favor of First Investors as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first

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      priority security interest in the Financed Vehicle in favor of First
      Investors as secured party.

            (vi) RECEIVABLES IN FORCE. No Receivable shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

            (vii) NO WAIVER. No provision of a Receivable shall have been waived.

            (viii) NO AMENDMENTS. No Receivable shall have been amended such that the number of the Obligor's Scheduled Payments in the case of a Precomputed Receivable or the number of originally scheduled due dates in the case of a Simple Interest Receivable shall have been increased.

            (ix) NO DEFENSES. No right of rescission, set off, counterclaim, or defense shall have been asserted or threat-ened with respect to any Receivable.

            (x) NO LIENS. To the best of FIRC's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

            (xi) NO DEFAULT. Except for payment delinquencies continuing for a period of not more than thirty days as of the Effective Time with respect to any Receivable, no default, breach, violation, or event permitting acceleration under the terms of such Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of such Receivable shall have arisen; and FIRC shall not waive any of the foregoing.

            (xii) INSURANCE. First Investors, in accordance with its customary procedures, shall have determined that the Obligor has obtained or agreed to obtain physical damage insurance.

            (xiii) TITLE. It is the intention of FIRC that each transfer and assignment contemplated by the Purchase Agreement constitute a sale of the Receivables from First Investors to FIRC and that the beneficial interest in and title to the Receivables shall not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against

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      First Investors under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by First Investors or FIRC to any Person other than the pledge to the Collateral Agent pursuant to the Security Agreement. FIRC has good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others except for the security interest of the Collateral Agent under the Security Agreement.

            (xiv) LAWFUL ASSIGNMENT. No Receivable shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable from First Investors to FIRC under the Purchase Agreement, or the pledge of such Receivable by FIRC to the Collateral Agent under the Security Agreement, shall be unlawful, void, or voidable.

            (xv) ALL FILINGS MADE. All filings (including, without limitation, UCC filings) necessary in any jurisdiction to give the Collateral Agent a first perfected security interest in each Receivable shall have been made as of the relevant Effective Time.

            (xvi) ONE ORIGINAL. There shall be only one original executed copy of each Receivable, which shall be delivered to the Servicer in accordance with Section 3.03.

            (xvii)  CHATTEL PAPER.  Each  Receivable  constitutes
      "chattel paper" under the UCC.

            (xviii) MATURITY. Each Receivable shall have an original maturity of not more than 60 months.

            (xix) LOCATION OF OFFICE. The principal executive office of FIRC is located in Houston, Texas.

            (xx) AGENT FOR SERVICE. The agent for service for FIRC shall be CT Corporation System, 811 Dallas Avenue, Houston, Texas 77002.

            (xxi) NO INSOLVENT OBLIGORS. As of the Effective Time with respect to any Receivable, no Obligor on such Receivable is shown on the Receivable Files to be the subject of a bankruptcy proceeding.

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SECTION 3.02. LIQUIDATION OR REPURCHASE UPON BREACH.

     FIRC and the Servicer shall each promptly inform the other, in writing, with a copy to the Collateral Agent, upon the discovery of any breach of FIRC's representations and warranties made pursuant to Section 3.01. Unless the breach shall have been cured by the second Determination Date following such written notice, FIRC shall pay to the Servicer an amount equal to the Purchase Amount of any Receivable materially and adversely affected by the breach or shall cause First Investors to repurchase the same pursuant to its obligations under the Purchase Agreement. In either event, FIRC shall remit the Purchase Amount, in the manner specified in Section 5.04. For purposes of this Section 3.02, the Purchase Amount of a Receivable which is not consistent with the warranty pursuant to Section 3.01(i)(d) or (f) shall include such additional amount as shall be necessary to provide the full amount of interest as contemplated therein. The sole remedy of the Servicer with respect to a breach of representations and warranties pursuant to Section 3.01 shall be to require the liquidation or repurchase of the affected Receivables as above provided.

SECTION 3.03. CUSTODY OF RECEIVABLE FILES.

     To assure uniform quality in servicing the Receivables and to reduce administrative costs, FIRC, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer, and the Servicer hereby accepts such appointment, to act as the agent of the Collateral Agent as custodian (such appointment being subject to revocation to the extent provided in Section 3.07) of the following documents or instruments which shall be delivered to the Servicer, as custodian for the Collateral Agent, with respect to each
Receivable:

      1. Agreement of Obligor to provide physical damage insurance or binder

      2. Copy of application for title with lien of First Investors disclosed therein which has been presented, together with tender of filing fee, to designated agent of the Texas Department of Transportation in accordance with
Section 501.113 of Texas Certificate of Title Act (or equivalent documents under other applicable state laws)
            a. White Slip (or other title documents under applicable state law)
            b.    Letter of Guaranty

      3. Original sales contract/security agreement evidencing the Receivable signed by Obligor

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      4.    Factory invoice (new car) or loan to value evaluation
            (used car)

      5.    Original credit application (signed by Obligor)

      6.    Credit Bureau reports

      7.    Insurance score sheet

      8.    ALPI, GAP and VSI insurance certificate

      9. Credit life & disability insurance certificate, application or policy to the extent obtained by the Obligor

      10. (a) Assignment and Power of Attorney, transferring title from First Investors to FIRC

            (b)   Power of Attorney in favor of Servicer from First
            Investors

      11.   Equifax report

     The Servicer shall not be responsible for the custody and maintenance of any of the foregoing documents that have not been delivered to it or obtained by the Servicer in the course of servicing the Receivables pursuant to this Agreement.

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SECTION 3.04. DUTIES OF SERVICER AS CUSTODIAN.

                  (a) RECEIPT AND VERIFICATION OF RECEIVABLES. From time to
            time, FIRC shall deliver or cause to be delivered to the Servicer a loan package ("Loan Package") consisting of two or more Receivables, each of which shall contain (i) the complete Receivable File pertaining to each Receivable included in the Loan Package, together with a documentation checklist itemizing the contents of each such Receivable File, (ii) a copy of the Loan Disbursement and Data Sheet in the form attached hereto as Exhibit "B-1", which FIRC shall have delivered to the Loan Agent, pertaining to each Receivable included in the Loan Package, and (iii) a copy of the Summary Loan Disbursement and Data Sheet in the form attached hereto as Exhibit "B-2", which FIRC shall have delivered to the Loan Agent, identifying all Receivables included in the Loan Package and reflecting the aggregate Financed Amounts all of such Receivables. Promptly upon receipt of any complete Loan Package, the Servicer shall review such Loan Package to confirm that (i) each Receivable File included in such Loan Package contains the documents enumerated in Section 3.03(2), and (ii) the Financed Amount set forth in the accompanying Summary Loan Disbursement and Data Sheet accurately reflects the aggregate Financed Amounts of all Receivables included in such Loan Package. If the Servicer shall have confirmed the foregoing, it shall deliver to the Loan Agent and FIRC a Loan Verification Certificate in the form attached hereto as Exhibit "B-3". Any other provision of this Agreement to the contrary notwithstanding, the Servicer shall have no liability to FIRC or any other Person as a result of any error or omission in the Loan Verification Certificate, except for its own willful misconduct or gross negligence, and in the event that liability should be imposed on the Servicer by reason of its gross negligence, such liability shall not exceed an amount equal to the outstanding balance (including principal and interest accrued thereon) of any Receivables affected or impaired by such error or omission.

                  (b) SAFEKEEPING. The Servicer shall hold the Receivable Files on behalf of the Collateral Agent and maintain such accounts, records, and computer systems pertaining to each Receivable File in a manner that is consistent with customary servicing practices. In performing its duties as custodian the Servicer shall act with reasonable care, using that degree of skill and

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            attention that the Servicer exercises with respect to the receivable files relating to comparable automotive receivables that the Servicer services for itself or others. The Servicer shall promptly report to the Collateral Agent any material failure on its part to hold the Receivable Files and maintain its accounts, records, and computer systems as herein provided and promptly take appropriate action to remedy any such failure, it being understood that the Servicer shall have no responsibility with respect to Receivable Files (or any portion thereof) not delivered to the Servicer.
            Nothing herein shall be deemed to require an initial review or any periodic review by the Collateral Agent of the Receivable Files.

                  (c) MAINTENANCE OF AND ACCESS TO RECORDS. The Servicer shall maintain each Receivable File at one of its offices specified in Exhibit "C" to this Agreement, or at such other office in the United States as shall be specified to FIRC and the Collateral Agent by written notice delivered promptly, but in no event later than 20 days after any change in location. The Servicer may temporarily move individual Receivable Files or any portion thereof without notice as necessary to conduct collection and other servicing activities in accordance with its customary practices and procedures. The Servicer shall make available to FIRC and the Collateral Agent a list of locations of the Receivable Files, and the related accounts, records and computer systems maintained by the Servicer at such times as FIRC or the Collateral Agent shall reasonably request.

                  (d) RELEASE OF DOCUMENTS. Upon written instruction from the
            Collateral Agent, the Servicer shall release any Receivable File to the Collateral Agent, the Collateral Agent's agent, or the Collateral Agent's designee, as the case may be, at such place or places as the Collateral Agent may designate, as soon as practicable. The Servicer shall not be responsible for any Receivable File so released until such time, if any, as it has been returned to the Servicer.

SECTION 3.05. INSTRUCTIONS; AUTHORITY TO ACT.

     To the extent that the Servicer is authorized or required under this Agreement to act upon the instructions of the Collateral Agent with respect to the custody of the Receivable Files, the Servicer shall be deemed to have received proper instructions with

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respect to the Receivable Files upon its receipt of written instructions signed by a Collateral Agent Officer.

SECTION 3.06. CUSTODIAN'S INDEMNIFICATION.

     The Servicer as custodian shall indemnify FIRC, for any breach of its obligations as custodian hereunder, to the extent specified in Section 7.02.

SECTION 3.07. EFFECTIVENESS AND TERMINATION.

     The Servicer's appointment as custodian shall become effective as of the date hereof and shall continue in full force and effect until such time as all of the rights and obligations of the Servicer shall have been terminated in accordance with the provisions of this Agreement.

                                   ARTICLE IV
                  ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 4.01. DUTIES OF SERVICER.

     The Servicer as agent for FIRC (to the extent provided herein) shall manage, service, administer and make collections on the Receivables (other than Purchased Receivables and any Receivable assigned to any insurer) with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to comparable automotive receivables that it services for itself or others. The Servicer's duties shall include, to the extent specified herein, collection and posting of payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment coupons to Obligors, accounting for collections, and furnishing monthly statements to FIRC and the Collateral Agent as provided herein. Subject to the provisions of
Section 4.02, the Servicer shall follow its customary standards, policies, and procedures in performing its duties as Servicer. Without limiting the generality of the foregoing, and subject to the provisions of Section 4.06, the Servicer is authorized and empowered to execute and deliver, on behalf of itself or FIRC any and all instruments of satisfaction or cancellation, or partial or full release or discharge, and all other comparable instruments, with respect to the Financed Vehicles securing the Receivables. If the Servicer, in its sole discretion, determines that it is necessary or desirable to commence a legal proceeding to enforce a Receivable, the Servicer shall consult with FIRC to determine whether to commence such a legal proceeding. If the Servicer and FIRC agree to commence legal proceedings with respect to such

                                     15
SERVICING AGREEMENT

Receivable, then (i) the costs and expenses (including, without limitation, any legal fees) incurred in connection with such legal proceeding shall be borne by FIRC, and (ii) the Servicer may reimburse itself for its reasonable out-of-pocket expenses incurred in connection with such legal proceedings prior to depositing any recoveries received by the Servicer from such legal proceeding in the Collateral Account pursuant to Section 5.02. FIRC shall furnish the Servicer with any powers of attorney, including any requisite power of attorney from First Investors, and any other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 4.02. COLLECTION OF RECEIVABLE PAYMENTS.

     The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to comparable automotive receivables that it services for itself or others. The Servicer may in its discretion grant extensions, rebates or adjustments on a Receivable or waive any late payment charge or any other fees that may be collected in the ordinary course of servicing a Receivable consistent with its customary servicing procedures.

SECTION 4.03. REALIZATION UPON RECEIVABLES.

      The Servicer shall use its reasonable best efforts, consistent with its customary servicing procedures, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined that no satisfactory arrangement can be made for collection of payments, and the Servicer shall use its best efforts to remarket the repossessed Financed Vehicles in the same manner that the Servicer remarkets its own financed vehicles of a like kind, and FIRC shall pay all third-party expenses of remarketing in addition to all other fees and expenses payable by FIRC hereunder. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds by an amount greater than the amount of such expenses; provided, however, that the Servicer shall incur no liability hereunder if such repair and/or possession does not, in fact, increase the Liquidation Proceeds by an amount greater than the amount of such expenses. Notwithstanding any provision of this

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SERVICING AGREEMENT

Agreement to the contrary, the Servicer shall not be obligated to institute any action for repossession through judicial proceedings unless it shall determine in its reasonable discretion that such action would increase the Liquidation Proceeds by an amount greater than the amount of expenses incurred by it in connection with such proceeding; provided, however, that the Servicer shall incur no liability hereunder if such proceeding does not, in fact, increase the Liquidation Proceeds by an amount greater than the amount of expenses incurred by it in connection with such proceeding. The Servicer may reimburse itself for its reasonable out-of-pocket expenses incurred in connection with the repossession or disposition of a Financed Vehicle prior to depositing any Liquidation Proceeds with respect thereto in the Collateral Account pursuant to
Section 5.02.

      With respect to any Receivable, the Obligor of which has filed bankruptcy, if it is not referred by the Servicer to outside legal counsel the Servicer shall be entitled to receive a one time fee of $250 in respect of such Receivable, and, if it is so referred, the Servicer shall be entitled to reimbursement of the fees and expenses of such counsel. The Servicer shall have no obligation under the Agreement to take any action to realize upon any recourse to Dealers.

SECTION 4.04. INSURANCE AND TITLE TRACKING.

      The Servicer shall promptly notify FIRC and the Collateral Agent, by delivery of a Notice of Noninsurance in the form attached hereto as Exhibit "D", identifying any Receivable with respect to which the Servicer has not received, within 45 days after the Servicer enters the Receivable into its tracking system, a certificate verifying insurance from each of the providers of Credit Insurance.

     The Servicer, in accordance with its customary servicing procedures, shall monitor the contractual requirement that each Obligor shall maintain physical damage insurance covering the Financed Vehicle as of the execution date of the Receivable. The Servicer shall track the expirations and cancellations of insurance policies required to be maintained by Obligors and shall send reminder notices to Obligors whose insurance policies have expired and default letters to Obligors who fail to obtain or maintain required coverages. The Servicer shall notify the Collateral Agent and FIRC on a monthly basis of Obligors who have failed to obtain or maintain such coverages. The Servicer may subcontract such insurance services to a third party.

                                     17
SERVICING AGREEMENT

      FIRC shall undertake to cause the proper Certificates of Title issued by the Texas Department of Transportation, or the equivalent certificates or registrations issued by the appropriate authorities of other States, if applicable, to reflect FIRC (or First Investors) as the lienholder thereon with respect to any Financed Vehicle covered by a Receivable. The Servicer shall establish procedures to track and verify the receipt of proper Certificates of Title issued by the Texas Department of Transportation, or the equivalent certificates or registrations issued by the appropriate authorities of other States if applicable, reflecting FIRC (or First Investors) as the lienholder thereon with respect to any Financed Vehicle covered by a Receivable. In the event that the Servicer does not receive such documentation with respect to any Receivable, within 120 days after the Servicer enters such Receivable into its tracking system, the Servicer shall promptly notify FIRC and the Collateral Agent by delivery of a Notice of Title Discrepancy in the form attached hereto as Exhibit "E". The Servicer shall have no obligations hereunder to cause any such Certificate or Title or equivalent certificates to reflect FIRC (or First Investors) as the lienholder thereon with respect to any Financed Vehicle covered by a Receivable.

SECTION 4.05.     MAINTENANCE OF SECURITY INTERESTS IN FINANCED
                  VEHICLES.

     The Servicer shall, in accordance with its customary servicing procedures, cooperate with FIRC in taking such steps as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle. FIRC hereby authorizes the Servicer to take such steps as are necessary to reperfect such security interest on behalf of FIRC in the event of the relocation of a Financed Vehicle or for any other reason. Without limiting the foregoing, the Servicer shall take such steps as are necessary to assure that any remarketing of repossessed Financed Vehicles under consignment arrangements with dealers or other third parties are effected in such manner as to assure that the priority of the security interest of FIRC therein is not impaired.

     Notwithstanding the foregoing or any other provision of this Agreement, the Servicer shall have no obligation to effect any change in the notation of First Investors as the lienholder on any title documents relating to the Financed Vehicles or to cause any such title documents to be endorsed or delivered to FIRC.

SERVICING AGREEMENT

SECTION 4.06. COVENANTS OF SERVICER.

      Except as may otherwise be required by any applicable law, rule, regulation, order or decree, the Servicer shall not (i) impair FIRC's ownership of the Receivables, or (ii) release the Financed Vehicle securing any such Receivable from the security interest granted by such Receivable, in whole or in part, except upon the expiration of twenty days following (a) payment in full by the Obligor thereunder, (b) repossession, or (c) payment of final settlement with a physical damage insurance carrier.

SECTION 4.07. PURCHASE OF RECEIVABLES UPON BREACH.

     The Servicer and FIRC shall promptly inform the other, in writing (with a copy to the Collateral Agent), upon the discovery of any breach of Section 4.06. Unless the breach shall have been cured by the second Determination Date following such discovery (or, at the Servicer's election, the first following Determination Date), the Servicer shall purchase the related Receivable. In consideration of the purchase of such Receivable, the Servicer shall remit the Purchase Amount in the manner specified in Section 5.04. The sole remedy of FIRC with respect to a breach of Section 4.06 shall be to require the Servicer to purchase Receivables pursuant to this Section 4.07.

SECTION 4.08. SERVICING COMPENSATION.

     The Servicing Fee with respect to each Collection Period, which shall be withheld by the Servicer from collections on Receivables prior to remittance to the Collateral Account as provided in Section 5.02, shall equal (i) $12.45 for each Receivable being serviced by the Servicer as of the tenth day of such Collection Period, plus (ii) $13.25 for each new Receivable which is initially received by the Servicer for servicing during such Collection Period, plus (iii) $75.00 for each Financed Vehicle repossessed and remarketed.


SECTION 4.09. SERVICER'S MONTHLY REPORTS.

      On or before the eighth day after each Determination Date, the Servicer shall deliver to FIRC and the Collateral Agent the following reports with respect to the preceding Collection Period: (i) a Servicer's Certificate substantially in the form of Exhibit "F" hereto (on which the "principal portion of amount collected", the "interest portion of amount collected" and the "aggregate principal balance of the Receivables as of the Determination Date" shall be computed in accordance with the Simple Interest Method),

SERVICING AGREEMENT

(ii) a Trial Balance and Collections Report substantially in the form of Exhibit "F-1" hereto, and (iii) a Monthly Delinquency Report substantially in the form of Exhibit "F-2" hereto. Such reports shall be presumed correct and accurate unless, within thirty days after receipt thereof, FIRC or the Collateral Agent delivers to the Servicer by registered or certified mail, written objection specifying the error or errors contained in such reports, in which event the Servicer's sole liability shall be to make appropriate adjustments correcting such error.

SECTION 4.10.     NOTICE OF DEFAULT.

      The Servicer shall deliver to FIRC and the Collateral Agent promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Event of Default under Section 8.01. FIRC shall deliver to the Collateral Agent and the Servicer, promptly after having obtained knowledge thereof, but in no event later than 5 Business Days thereafter, written notice in an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, would become a FIRC Event of Default under Section 8.02.

SECTION 4.11.     SERVICER EXPENSES.

     Except as otherwise reimbursable hereunder, the Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder, including taxes imposed on the Servicer.

SECTION 4.12. APPOINTMENT OF SUB-SERVICER.

     The Servicer may at any time appoint a Sub-servicer to perform any of the duties or obligations of the Servicer hereunder; provided, however, that such appointment shall not relieve the Servicer of its responsibility with respect to such duties and obligations. The fees and expenses of the Sub-servicer shall be as agreed between the Servicer and its Sub-servicer from time to time and FIRC shall have no responsibility therefor.

SECTION 4.13.     PROCESSING OF CLAIMS UNDER CREDIT INSURANCE.

     The Servicer will administer the filings of claims under the policies of Credit Insurance by filing the appropriate notices related to claims as well as claims with the respective carriers or their authorized agents all in accordance with the terms of such policies. The Servicer shall use reasonable efforts to file such notices and claims on a timely basis after obtaining knowledge of

SERVICING AGREEMENT
the events giving rise to such claims, subject to the servicing standard set forth in Section 4.01; provided, however, that the Servicer shall have no responsibility in connection with the resolution of any dispute that may arise between FIRC and such carriers with respect to the settlement of any such claims.

      The Servicer shall not be required to pay any premiums or, other than administering the filing of claims and performing reporting requirements specified in the insurance policies, in connection with filing such claims perform any obligations of the named insured under any of the foregoing insurance policies, and shall not be required to institute any litigation or proceeding or otherwise enforce the obligations of any insurer thereunder. Notwithstanding any provision to the contrary in this Agreement, the Servicer shall not be responsible to FIRC (i) for any act or omission to act done in order to comply with the requirements or satisfy any provisions of any of the foregoing insurance policies or (ii) for any act, absent willful misconduct or gross negligence, or omission to act done in compliance with this Agreement. In the case of any inconsistency between this Agreement and the terms of any insurance policy, the Servicer shall comply with the latter.

SECTION 4.14. AGENCY STATUS.

     The parties hereto agree and acknowledge that to the extent General Electric Capital Corporation is named in any title document, UCC financing or continuation statement, insurance policy, Receivable document or court document as a lienholder, secured party, loss payee, owner of a Financed Vehicle or agent, or in another similar capacity, General Electric Capital Corporation is acting in such capacity as agent of FIRC for the sole purpose of facilitating the servicing of the Receivables and has no equitable interest in the Receivables, except such as it may have by virtue of its purchase of a Receivable pursuant to this Agreement.

                                    ARTICLE V

                                  DISTRIBUTIONS

SECTION 5.01. COLLATERAL ACCOUNT.

     FIRC represents to the Servicer that, contemporaneously with the execution of this Agreement, the Collateral Agent shall establish the Collateral Account in accordance with the requirements of Section 2 of the Security Agreement.

SERVICING AGREEMENT

SECTION 5.02. COLLECTIONS.

     The Servicer shall remit, within ten Business Days after each Determination Date, to the Collateral Account all payments by or on behalf of the Obligors (other than Purchased Receivables), and all Liquidation Proceeds, both as collected during the Collection Period. The Servicer shall remit such collections to the Collateral Account in immediately available funds and from the time of receipt of any of the amounts specified in this paragraph until deposit thereof in the Collateral Account, the Servicer shall not be required to segregate such amounts from other funds held by it. Except as otherwise provided in Section 5.04, the foregoing requirements for deposit in the Collateral Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, the Servicer shall withhold from the Collateral Account, (a) the Servicing Fee as provided in Section 4.08 and (b) any amounts reimbursable to the Servicer under this Agreement, including, without limitation, any out-of-pocket expenses incurred by the Servicer in repossessing a Financed Vehicle pursuant to Section 4.03 or commencing a legal proceeding to enforce a Receivable pursuant to Section 4.01. Moreover, the Servicer may instruct the Collateral Agent to withdraw from the Collateral Account and deliver to the Servicer (a) amounts deposited in error, and (b) chargebacks attributable to errors in posting, returned checks, or rights of offset for amounts that should not have been paid or that must be refunded as a result of a successful claim or defense under bankruptcy or similar laws.

SECTION 5.03. APPLICATION OF COLLECTIONS.

      All collections for the Collection Period shall be applied by the Servicer as follows:

     With respect to each Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied first, in the case of Precomputed Receivables, to the Scheduled Payment and, in the case of Simple Interest Receivables, to be applied to interest and principal in accordance with the Simple Interest Method. With respect to Precomputed Receivables, any remaining excess shall be applied to prepay the Precomputed Receivable.

SECTION 5.04. ADDITIONAL DEPOSITS.

     The Servicer and FIRC, as the case may be, shall deposit or cause to be deposited in the Collateral Account the aggregate Purchase Amount required to be paid by it pursuant to Section 4.07 or 3.02, respectively, with respect to Purchased Receivables. All

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SERVICING AGREEMENT
such deposits shall be made in immediately available funds on the Business Day next following the purchase of the Purchased Receivable.

SECTION 5.05. NET DEPOSITS.

     As an administrative convenience, the Servicer will be permitted to make the deposit of collections on the Receivables for or with respect to the Collection Period net of distributions to be made to the Servicer with respect to the Collection Period or amounts payable to or withdrawable by the Servicer pursuant to this Agreement. The Servicer, however, will account to FIRC and the Collateral Agent as if all deposits, distributions and transfers were made individually.

                                   ARTICLE VI

                                      FIRC

SECTION 6.01. REPRESENTATIONS OF FIRC.

      FIRC makes the following representations on which the Servicer may rely in accepting the responsibilities of Servicer hereunder. The representations speak as of the execution and delivery of the Agreement and shall survive such execution and delivery.

      (i) ORGANIZATION AND GOOD STANDING. FIRC is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and had at all relevant times, and has, power, authority, and legal right to acquire and own the Receivables.

      (ii) DUE QUALIFICATION. FIRC is duly qualified to do business as a foreign corporation and is in good standing under the laws of, and shall have obtained all necessary licenses and approvals in, all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, licenses or approvals.

      (iii) POWER AND AUTHORITY. FIRC has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery, and performance of this Agreement has been duly authorized by FIRC by all necessary corporate action.

      (iv) BINDING OBLIGATION. This Agreement constitutes a legal, valid, and binding obligation of FIRC enforceable in accordance

SERVICING AGREEMENT
with its terms, subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

      (v) NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of FIRC, or any indenture, agreement, or other instrument to which FIRC is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than as contemplated by this Agreement); nor violate any law or any order, rule, or regulation applicable to FIRC of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over FIRC or its properties and no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental agency or body is required for the execution and delivery of this Agreement, or the consummation of the transactions contemplated thereby.

      (vi) NO PROCEEDINGS. There are no proceedings or investiga-tions pending, or, to FIRC's best knowledge, threatened, before any court, regulatory body, administrative agency, or other governmen-tal instrumentality having jurisdiction over FIRC or its proper-ties: A) asserting the invalidity of this Agreement; B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or C) seeking any determination or ruling that might materially and adversely affect the performance by FIRC of its obligations under, or the validity or enforceability, of this Agreement.

SECTION 6.02. LIABILITY OF FIRC; INDEMNITIES.

      FIRC shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by FIRC under this Agreement.

     (i) FIRC shall indemnify, defend and hold harmless the Servicer and its respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against the Servicer with respect to the Receivables, including any sales, gross receipts, general corporation, tangible

SERVICING AGREEMENT
personal property, privilege, or license taxes and costs and expenses in defending against the same.

      (ii) FIRC shall indemnify, defend and hold harmless the Servicer, its parents, subsidiaries, affiliates and the directors, officers, employees, partners, agents, successors and assigns of each of such companies from and against any claim, action, loss, damage, penalty, fine, cost, expense or other liability, including all court costs and reasonable attorneys' fees incurred in enforcing this indemnity or defending any claim or action, directly or indirectly resulting from or arising out of the transactions contemplated by this Agreement or FIRC's performance of its duties under this Agreement, including without limitation, any misrepresentation or breached warranty under this Agreement.

      (iii) FIRC shall indemnify, defend and hold harmless the Servicer and any director, officer, employee or agent of the Servicer from and against any and all costs, expenses, losses, claims, damages and liabilities incurred in connection with any legal action or proceeding relating to this Agreement, other than any such cost, expense, loss, claim, damage or liability for which the Servicer provides an indemnity pursuant to Section 7.02 or for which the Servicer is otherwise entitled to reimbursement under this Agreement.

      Indemnification and rights of reimbursement under this Section 6.02 shall survive the termination of this Agreement and shall include, without limitation, reasonable fees and expenses of counsel and any other expenses incurred in connection with preparing for, investigating or defending any such claims, damages, losses or liabilities, which FIRC shall reimburse as incurred by the indemnified party. If FIRC shall have made any indemnity payments pursuant to this Section and the recipient thereafter shall collect any of such amounts from others, the recipient shall repay such amounts to FIRC, without interest.

SECTION 6.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF FIRC.

     Any Person (a) into which FIRC may be merged or consolidated, (b) which may result from any merger or consolidation to which FIRC shall be a party, or (c) which may succeed to the properties and assets of FIRC substantially as a whole, which Person in any of the foregoing cases executes an agreement or assumption to perform every obligation of FIRC under this Agreement, shall be the successor to FIRC hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) immediately after giving

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SERVICING AGREEMENT
effect to such transaction, no representation or warranty made pursuant to
Section 3.01 shall have been breached and no FIRC Event of Default, and no event that, after notice or lapse of time, or both, would become a FIRC Event of Default shall have happened and be continuing, (ii) FIRC shall have delivered to the Collateral Agent an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, or succession and such agreement or assumption comply with this Section 6.03 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iii) FIRC shall have delivered to the Collateral Agent an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the security interest of the Collateral Agent in the Receivables, and reciting the details of such filings, or (B) stating that in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement or assumption and compliance with clauses (i), (ii) or (iii) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above. The provisions of this Section 6.03 are expressly subject to the covenant of FIRC under the Credit Agreement that it shall not without the consent of the Loan Agent, merge or consolidate with or into, or convey, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) any of its assets (whether now owned or hereafter acquired).

SECTION 6.04. LIMITATION ON LIABILITY OF FIRC AND OTHERS.

     FIRC and any director or officer or employee or agent of FIRC may rely in good faith on the advice of counsel or on any document of any kind, PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. FIRC shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

                                     26
SERVICING AGREEMENT

                                   ARTICLE VII

                                  THE SERVICER

SECTION 7.01.  REPRESENTATIONS OF SERVICER.

     The Servicer makes the following representations to FIRC as of the execution and delivery of this Agreement, which representations shall survive such execution and delivery:

      (i) ORGANIZATION AND GOOD STANDING. The Servicer is duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority, and legal right to service the Receivables and to hold the Receivable Files as custodian as provided herein.

      (ii) DUE QUALIFICATION. The Servicer is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary material licenses and approvals in all jurisdictions in which the servicing of the Receivables as required by this Agreement shall require such qualifications.

      (iii) POWER AND AUTHORITY. The Servicer shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery, and performance of this Agreement shall have been duly authorized by the Servicer by all necessary corporate action.

      (iv) BINDING OBLIGATION. This Agreement shall constitute a legal, valid, and binding obligation of the Servicer enforceable in accordance with its terms subject as to the enforcement of remedies (x) to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (y) to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

      (v) NO VIOLATION. The consummation by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a material default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, or other instrument to which the Servicer is a party or by which it shall be bound; nor violate any law or any

                                     27
SERVICING AGREEMENT
order, rule, or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties, which conflict, breach, default or violation would have a material and adverse affect on the ability of the Servicer to perform its obligations hereunder.

      (vi) NO PROCEEDINGS. There are no proceedings or investiga-tions relating to the Servicer pending, or to the Servicer's knowledge, threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Servicer or its properties: A) asserting the invalidity of this Agreement, B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 7.02. INDEMNITIES OF SERVICER.

     The Servicer shall indemnify, defend, and hold harmless FIRC, its directors, officers, employees, agents, successors and assigns, respectively, from and against any claim, action, loss, damage, penalty, fine, cost, expense or other liability, including all court costs and reasonable attorneys' fees incurred in enforcing this indemnity or defending any claim or action, directly resulting from any breach of any representation or warranty made by the Servicer in this Agreement or directly resulting from the Servicer's willful misconduct, bad faith or gross negligence. The right of indemnification provided hereby shall survive the termination of this Agreement. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

SECTION 7.03. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, SERVICER.

       Any Person (a) into which the Servicer may be merged or consolidated (b) which may result from any merger or consolidation to which the Servicer shall be a party, or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which Person executed an agreement of assumption to perform every obligation of the Servicer hereunder, shall be the successor to the Servicer under this Agreement without further act on the part of any of the parties to this Agreement; provided however, that

SERVICING AGREEMENT
immediately after giving effect to such transaction, no Servicer Event of Default specified in clauses (iii) or (iv) of Section 8.01, and no event which, after notice or lapse of time, or both, would become such a Servicer Event of Default shall have happened and be continuing.

SECTION 7.04. LIMITATION ON LIABILITY OF SERVICER AND OTHERS.

      The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

      Neither the Servicer nor any of the directors or officers or employees or agents of the Servicer shall be under any liability to FIRC, except as expressly provided under this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement or any action taken in good faith or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties under this Agreement. The Servicer and any director or officer or employee or agent of the Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising under this Agreement. The Servicer shall not be liable for an error of judgment made in good faith by a Servicing Employee, unless it shall be proved that the Servicer shall have been grossly negligent in ascertaining the pertinent facts. The Servicer and any director, officer, employee or agent of the Servicer may consult with counsel respecting any matters arising under this Agreement and shall be protected in relying in good faith on the advice of such counsel.

      Except as expressly provided in this Agreement, the Servicer shall not be under any obligation to appear in, prosecute, or defend any legal action that shall not be incidental to its duties to service the Receivables in accordance with this Agreement; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs, and liabilities of FIRC and the Servicer shall be entitled to be reimbursed therefor. Rights of reimbursement under this Section 7.04 shall survive the termination of this Agreement.

SERVICING AGREEMENT

                                  ARTICLE VIII

                                     DEFAULT

SECTION 8.01. SERVICER EVENTS OF DEFAULT.

      If any one of the following events ("Servicer Events of Default") shall occur and be continuing:

      (i) Any failure by the Servicer to deposit into the Collateral Account any proceeds or payment, required to be so deposited under the terms of this Agreement that shall continue unremedied for a period of three Business Days after written notice of such failure is received by the Servicer from FIRC or the Collateral Agent; or

      (ii) Failure on the part of the Servicer duly to observe or to perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement, which failure shall (a) materially and adversely affect the rights of FIRC and (b) continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by FIRC; or

      (iii) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, or liquidator for the Servicer in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings, or for the winding up or liquidation of its affairs; or

      (iv) The consent by the Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or relating to the Servicer or of or relating substantially to all of its property; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to avail itself of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

then, and in each and every case, so long as a Servicer Event of Default shall not have been cured, FIRC may terminate all of the rights and obligations of the Servicer under this Agreement, subject to accrued compensation, rights of reimbursement and the survival of indemnity and limitation on liability provisions, by notice in writing to the Servicer sent by certified mail, postage prepaid, or by hand delivery. Upon the Servicer's receipt of notice of termination pursuant to this Section 8.01, the Servicer

SERVICING AGREEMENT
shall continue to perform its functions as Servicer under this Agreement until the earlier of (i) the appointment of a successor Servicer pursuant to Section 8.03, and (ii) 45 days from its receipt of such notice of termination.

SECTION 8.02.  FIRC EVENTS OF DEFAULT.

      If any one of the following events ("FIRC Events of Default") shall occur and be continuing:

            (i) FIRC fails to timely remit to the Servicer any Servicing Fees due and payable and such failure continues for a period of 30 days from the date of the mailing or delivery of an invoice from the Servicer to FIRC and the Collateral Agent; or

            (ii) If any representation or warranty of FIRC in this Agreement is false, incorrect or misleading in any material respect, or if any representation or warranty contained in any reports, documents, certificates or other papers delivered to the Servicer from time to time is false, incorrect or misleading in any material respect, and is not cured within 30 days of written notice thereof to FIRC; or

            (iii) If FIRC breaches or fails to perform or observe any obligation or condition to be performed or observed by it under this Agreement in any material respect and such breach or default is not cured within 30 days after the Servicer has given FIRC written notice demanding that such breach or default be cured;

then, and in each and every case, so long as such FIRC Event of Default shall not have been cured, the Servicer may terminate all of its rights and obligations as Servicer under this Agreement by notice in writing to FIRC and the Collateral Agent sent by certified mail, postage prepaid, or by hand delivery. Upon FIRC's and the Collateral Agent's receipt of notice of termination pursuant to this Section 8.02, the Servicer shall not be required to accept for servicing any new Receivables created thereafter (although the Servicer shall accept Receivables which were, at the time such notice was received, in transit to the Servicer), but the Servicer shall continue to perform its functions as Servicer under this Agreement until the earlier of (i) the appointment of a successor Servicer pursuant to Section 8.03 and (ii) 45 days from the delivery of notice of termination to FIRC in accordance with the preceding sentence; provided, however, that if the Servicer has exercised its termination right hereunder on the basis of a FIRC Event of Default not involving the failure by FIRC to timely pay

SERVICING AGREEMENT

Servicing Fees or expenses reimbursable to the Servicer hereunder, then the Servicer shall, after the expiration of such 45 day period, continue (for so long as the Servicing Fees and reimbursable expenses are being timely paid) to service Receivables then being serviced until (a) the appointment of a successor Servicer, or (b) such Receivables are fully paid or otherwise liquidated; and, provided further, that the Servicer shall not be obligated to continue to service any such Receivables to the extent such FIRC Event of Default impairs or prevents the Servicer from performing its obligations hereunder.

SECTION 8.03. APPOINTMENT OF SUCCESSOR.

      (a) In the event that FIRC should exercise its rights of termination under
Section 8.01, or the Servicer should exercise its rights of termination under
Section 8.02, FIRC (with the consent of the Loan Agent, which will not be unreasonably withheld) shall appoint a successor Servicer, which shall accept its appointment by a written assumption in form acceptable to FIRC and the Loan Agent; provided, however, that if an Event of Default shall have occurred under the Credit Agreement and the indebtedness under the Facility shall have been accelerated pursuant to the Credit Agreement, the Loan Agent shall have the right to appoint a successor Servicer.

      (b) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Servicer, and shall be entitled to the Servicing Fee and all of the rights granted to the predecessor Servicer hereunder. Upon the appointment of a successor Servicer in accordance herewith, all authority and power of the Servicer under this Agreement, whether with respect to the Receivables or otherwise, shall, without further action, pass to and be vested in such successor Servicer; and, without limitation, FIRC is hereby authorized and empowered to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivables and related documents, or otherwise. The predecessor Servicer shall cooperate with the successor Servicer and FIRC in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement, including the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the predecessor Servicer for deposit, or shall thereafter be received with respect to a Receivable, and delivery of the Receivable Files. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Receivable Files to the

SERVICING AGREEMENT
successor Servicer and amending this Agreement to reflect such succession as Servicer shall be paid by (i) the predecessor Servicer in the case of termination under Section 8.01, or (ii) FIRC in the case of termination under
Section 8.02.

SECTION 8.04. PAYMENT OF COMPENSATION; REPAYMENT OF ADVANCES.

      If the identity of the Servicer shall change, the predecessor Servicer shall be entitled to receive all accrued unpaid Servicing Fees, and other accrued and unpaid compensation described in Section 4.08 hereof, in each case through the date it performs its duties hereunder. The predecessor Servicer shall also be entitled to receive reimbursement for all outstanding reimbursable expenses.

SECTION 8.05.  WAIVER OF PAST DEFAULTS.

      FIRC (with the consent of the Loan Agent, which will not be unreasonably withheld) may waive any default by the Servicer in the performance of its obligations hereunder and its consequences, except a default in making any required deposits to the Collateral Account in accordance with this Agreement. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

SECTION 9.01.  AMENDMENT.

      This Agreement may be amended, modified or supplemented only by a written instrument executed by FIRC and the Servicer. Both FIRC and the Servicer shall promptly notify the Collateral Agent in writing of any such amendment, modification or supplement.

SECTION 9.02  TERMINATION.

      The term of this Agreement shall begin on the date hereof and shall end on October 31, 2000; provided, however, that the Servicer may terminate the acceptance of new Receivables upon written notice to FIRC (with a copy to the Collateral Agent and all others entitled to notice under the Security Agreement) between January 1 and June 30, 1997, or, upon a failure of the parties to reach agreement on or before October 31 of any year as to the terms of Section 4.08 hereof, which may be the subject of annual negotiation

SERVICING AGREEMENT
during the term hereof upon the written request of either party on or before June 30 of any year. Upon the expiration of the term of this Agreement on October 31, 2000, or upon the earlier exercise by the Servicer of its right to terminate the acceptance of new Receivables as above provided, (i) the Servicer's obligation to accept new Receivables shall terminate on December 31 next following, and (ii) Servicer shall be obligated to service only the Receivables being serviced hereunder as of such December 31 until the same are fully paid or otherwise liquidated whereupon, after payment of all Servicing Fees and other amounts due Servicer hereunder, this Agreement shall terminate.

      In the event that the Servicer exercises its right to terminate the acceptance of new Receivables pursuant to this Section 9.02 prior to the expiration of the term of this Agreement, within 30 days thereafter FIRC, at its discretion (with the written consent of the Collateral Agent), may terminate this Agreement upon written notice to the Servicer, such termination to be effective on the December 31 next following. If notice of termination is given by FIRC pursuant to the preceding sentence, (i) the Servicer shall cooperate with FIRC and any successor servicer in effecting the termination of the responsibilities and rights of the Servicer under this Agreement, including the transfer to FIRC or the successor servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or shall thereafter be received with respect to a Receivable, and delivery of the Receivable Files, and (ii) upon payment of all Servicing Fees and other amounts due Servicer hereunder, this Agreement shall terminate.

SECTION 9.03. PROTECTION OF THE RECEIVABLES.

      (a) FIRC shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the first priority security interest of the Collateral Agent in the Receivables. FIRC shall deliver (or cause to be delivered) to the Collateral Agent file stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

      (b) In the event FIRC or the Servicer shall change its name, identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of Section 9.402 of the UCC, it shall give the Servicer and the Collateral Agent (in the case of FIRC) or FIRC and the Collateral Agent (in the case of the Servicer) written notice

SERVICING AGREEMENT
thereof and shall promptly file appropriate amendments to all previously filed financing statements or continuation statements.

      (c) FIRC and the Servicer shall have an obligation to give the Servicer and the Collateral Agent (in the case of FIRC) and FIRC and the Collateral Agent (in the case of the Servicer) at least 60 days' prior written notice of any relocation of its principal executive office and shall promptly file any amendment or new financing statements required under the UCC. The Servicer shall at all times maintain each office from which it shall service Receivables, within the United States of America.

      (d) The Servicer shall maintain records for each Receivable, which records shall include (i) the original principal balance, the amount of each payment applied to the Receivable, the date of each payment, the interest rate and the current outstanding gross balance, and (ii) a reconciliation between payments or recoveries on (or with respect to) the Receivable and the amounts from time to time deposited in the Collateral Account in respect of the Receivable. The Servicer's obligation to perform its servicing duties and maintain accurate records hereunder is limited to the accuracy and availability of the information the Servicer receives in the Receivable Files delivered to the Servicer hereunder.

SECTION 9.04. GOVERNING LAW.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 9.05. NOTICES.

      All demands, notices and communications upon or to FIRC, the Servicer or the Collateral Agent under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of FIRC, to 675 Bering, Suite 710, Houston, Texas 77057, Attention: President, (b) in the case of the Servicer, to General Electric Capital Corporation, Automobile Securitization, 600 Hart Road, Barrington, Illinois 60010, and (c) in the case of the Collateral Agent, at the Corporate Trust Office, or in each case at such other address as shall be designated in a written notice to the parties to this Agreement.

SERVICING AGREEMENT

SECTION 9.06.  SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then, to the extent permitted by law, such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 9.07. ASSIGNMENT.

Notwithstanding anything to the contrary contained herein, except as provided in
Section 9.08 below and in the provisions of this Agreement concerning the appointment of a successor Servicer, this Agreement may not be assigned by FIRC or the Servicer without the prior written consent of the other.

SECTION 9.08.  COLLATERAL ASSIGNMENT.

Notwithstanding anything to the contrary contained herein, the Servicer (i) acknowledges and consents that FIRC has assigned its rights hereunder and its interest herein as collateral for its indebtedness under the Facility pursuant to the Security Agreement, and (ii) agrees to attorn to the Collateral Agent or the Loan Agent in the event of their succession to the rights and interest of FIRC hereunder by reason of foreclosure or otherwise.

SECTION 9.09.  GOODWILL.

FIRC hereby acknowledges that substantial goodwill exists with respect to the trade names "GE", "GECC", "GE Capital Corporation" and "General Electric Capital Corporation" in the United States and that the Servicer's reputation in the financial services business is of substantial importance to the operations of the Servicer. Accordingly, FIRC agrees to use its best efforts to conduct its activities under this Agreement in a manner that will not detract from the Servicer's goodwill and standing and will not otherwise damage the reputation or the Servicer.

SECTION 9.10.  EFFECT OF REPURCHASE RIGHTS.

      Any other provision of this Agreement to the contrary notwithstanding, it is agreed that First Investors may reserve the right to require one or more Dealers to purchase Receivables (which First Investors may have been required to repurchase from FIRC pursuant to the Purchase Agreement) upon the occurrence of specified events, including default in payment by the Obligors

SERVICING AGREEMENT
thereunder, and notwithstanding the reservation of such right by First Investors, such Receivables shall constitute Receivables for all purposes hereunder, including, without limitation, the management, servicing, administration and collection of such Receivables by the Servicer under Section
4.01 hereof.

      IN WITNESS WHEREOF, FIRC and the Servicer have caused this Amended and Restated Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.

                                    F.I.R.C., Inc.



                                    By:   TOMMY A. MOORE
                                          Tommy A. Moore, Jr., President





                                    GENERAL ELECTRIC CAPITAL CORPORATION



                                    By:
                                    Title: VP - OPERATIONS

SERVICING AGREEMENT

             EXHIBITS TO AMENDED AND RESTATED SERVICING AGREEMENT


"A"         -     National Union ALPI Policy

"A-1"       -     Agricultural Excess ALPI Policy

"A-2"       -     VSI/GAP Policy

"B-1"       -     Loan Disbursement and Data Sheet

"B-2"       -     Summary Loan Disbursement and Data Sheet

"B-3"       -     Loan Verification Certificate

"C"         -     Certificate of Servicer's Offices

"D"         -     Notice of Non-Insurance

"E"         -     Notice of Title Discrepancy

"F"         -     Servicer's Certificate

"F-1"       -     Trial Balance and Collections Report

"F-2"       -     Monthly Delinquency Report

                                 EXHIBIT "B-1"

                       LOAN DISBURSEMENT AND DATA SHEET

Buyer(s):               _________________________           SS#: ____________


Buyer(s):               _________________________           SS#:  ___________

Address:                _______________________________________________

City/State/Zip:         _______________________________________________

Phone Numbers:          _________________________

CoBuyer(s) Name:        _________________________           SS#: ____________


CoBuyer(s) Name:        _________________________           SS#: ____________

Address:                _______________________________________________

City/State/Zip:         _______________________________________________

*******************************************************************

                          DISBURSEMENT AUTHORIZATION

                                POOL NO.: ______

Financed Amount:                    ____________________          (1)
Finance Charge:                     ____________________          (2)
Total Contract Amount:              ____________________          (1 + 2)
Term of Contract (Months):          ____________________
Monthly Payments:                   ____________________
Payment x Months =                  ____________________          (3)

Purchase Price:                     ____________________          (1)

Pursuant to Escrow No. __________________ and the Pool referenced hereinabove, Escrow Agent is hereby authorized and instructed to disburse funds to set forth below to Account No. 2662374437:

(1)  Financed Amount:               _____________________         (1)


F.I.R.C., Inc.


By:   ___________________________________             Dated: _______________

                                 EXHIBIT "B-2"

                   SUMMARY LOAN DISBURSEMENT AND DATA SHEET

      F.I.R.C., Inc. ("FIRC") hereby certifies to NationsBank of Texas, N.A. as follows:

      1. FIRC has delivered to General Electric Capital Corporation, in its capacity as Servicer under that certain Amended and Restated Servicing Agreement between them dated as of October ____, 1996, a Loan Package consisting of the Receivables listed below:

            OBLIGOR                   DATE                LOAN NO.

      --------------------          ----------        ----------------------

      --------------------          ----------        ----------------------

      --------------------          ----------        ----------------------

      --------------------          ----------        ----------------------

      2. As of such delivery, the aggregate Financed Amount of all such Receivables is $___________________.

F.I.R.C., Inc.


By:   ______________________________            Dated: ____________________

                                 EXHIBIT "B-3"

                         LOAN VERIFICATION CERTIFICATE

      Pursuant to Section 3.04(a) of the Amended and Restated Servicing Agreement between the undersigned and F.I.R.C., Inc. ("FIRC") dated as of October ____, 1996, the undersigned hereby certifies to FIRC and to NationsBank of Texas, N.A. as follows:

      1. We have received a package from FIRC ("Loan Package") consisting of the supporting documentation for each of the loans identified on the copy of the Summary Loan Disbursement and Data Sheet which is attached hereto, such loans to be booked under Pool 200.

      2. We have examined the documentation pertaining to each loan included in the Loan Package and verified its completeness in accordance with the documentation checklist delivered with it.

      3. We have received Loan Disbursement and Data Sheets from FIRC covering each of the loans included in the Loan Package and have confirmed that the aggregate Financed Amounts of all such loans corresponds to the total Financed Amount set forth on the attached Summary Loan Disbursement and Data Sheet.

      Accordingly, the aggregate Financed Amount of all loans included in the Loan Package, as of the date set forth below, is:


                        Financed Amount: $ ______________


GENERAL ELECTRIC CAPITAL CORP.


By:   ______________________________                        Date: ___________

                                  EXHIBIT "C"

                       CERTIFICATE OF SERVICER'S OFFICES

Subject to the terms and conditions of Section 3.04(c) of the Amended and Restated Servicing Agreement, the Receivable Files are to be maintained at the following offices:

                        General Electric Capital Corporation
                        15 Earhart Drive
                        Williamsville, NY 14231

                                  EXHIBIT "D"

                            NOTICE OF NON-INSURANCE

      Excess Insurance Exposure Report as of ____________________.


LIST        PURCHASE DATE     EXP. CD     ACCOUNT     NAME        PR. BAL

                                  EXHIBIT "E"

                          NOTICE OF TITLE DISCREPANCY

      Collateral Exposure as of ________________________________.

CONTRACT DT       BRANCH            DEALER      ACCOUNT           TITLE CODE

                                  EXHIBIT "F"

                            SERVICER'S CERTIFICATE

                  Reporting Month         _______________
                  Determination Date      _______________

Principal portion of amount collected                       $________________

Interest portion of amount collected                        $________________

Late charges collected                                      $________________

Liquidation Proceeds                                        $________________

Total amount received and processed                         $________________

Less:  Service Fees                                         $(______________)

Less:  Reimbursable expenses                                $(______________)

Amount of remittance to Collateral Agent                    $________________

Aggregate principal balance of the
Receivables as of the Determination Date                    $________________

                                  EXHIBIT "F-1"

                       TRIAL BALANCE AND COLLECTION REPORT
                       REPORT DATE:

                             LAST           REG       NEXT               COLLECTED                                         PRIN. BAL
  DR#       DL#     ACCT#   TRANDT    APR   INST     PAY DTE   PAY AMT.   PAYDATE   PRINCIPAL INTEREST  OTHER    BEGIN END   C/P
  ---       ---     -----   ------    ---   ----     -------   --------   -------   --------- --------  -----    ----- ---   ---







                                  EXHIBIT "F-2"


                           MONTHLY DELINQUENCY REPORT
                           REPORT DATE:

                              LAST                NEXT     DELINQUENCY
  DR#      DL#     ACCT #    TRANDT     APR     PAY DTE    INST. AMT.   PAYDATE     PRINCIPAL     INTEREST     OTHER      PRIN. BAL
  ---      ---     ------    ------     ---     -------    ----------   -------     ---------     --------     -----    ------------



